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                                                                EXHIBIT 10.5.15



                     AGREEMENT REGARDING LETTER OF CREDIT

         THIS AGREEMENT is made this 30th day of January, 1997 by Roberts Properties Residential, L.P., a Georgia limited partnership ("BORROWER") for the benefit of Nationwide Life Insurance Company ("NATIONWIDE"), and West Coast Life Insurance Company ("WEST COAST"; Nationwide and West Coast sometimes being referred to hereafter collectively as "LENDER")

         WHEREAS, Lender has issued its commitment to make a $6,420,000 loan (the "LOAN") to Borrower to be evidence by a real estate note in the amount of $5,670,000 in favor of Nationwide and a real estate note in the amount of $750,000 in favor of West Coast (collectively, the "NOTE");

         WHEREAS, the Loan is to be secured by a Deed to Secure Debt and Security Agreement (the "SECURITY DEED") encumbering certain real property in Gwinnett County, Georgia;

         WHEREAS, in connection with the Loan, Borrower has delivered to Nationwide that certain Irrevocable Standby letter of Credit No. S11732 (the "LETTER OF CREDIT") in the amount of $1,140,000.00, issued by First Union National Bank of Georgia, being dated January 27, 1997 and having an expiration date of January 30, 1998;

         WHEREAS, the purpose of this Agreement is to set forth the terms and conditions under which the Letter of Credit will be returned to Borrower and the terms and conditions under which Lender and its successors and assigns shall be entitled to draw down the proceeds of the Letter of Credit.

                                   AGREEMENT

         NOW THEREFORE, in consideration of the Loan, Ten Dollars ($10.00) in hand paid by Lender to Borrower, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Borrower and Lender hereby acknowledge and agree that the recitals set forth above are true and correct. The Loan is evidenced by the Note and secured by, among other things, the Security Deed. The Note, the Security Deed and any other documents evidencing or securing the indebtedness evidenced by the Note are hereinafter referred to as the "LOAN DOCUMENTS."

         2. Provided there is then no default or event of default under any of the Loan Documents, or event or circumstance which with the giving of notice, passage of time, or both, would constitute a default or event of default under any of the Loan Documents, and provided that Lender has not previously drawn on the Letter of Credit as provided in paragraph 3 below, upon written request Lender will release the Letter of Credit and return the same to Borrower if at such time the "Net Operating Income" (as hereafter defined) generated by the "Property" (as hereafter defined) is at least equal to one hundred ten percent (110%) of the annual debt service payments due under the terms of the Loan Documents for a period of at least three (3) consecutive calendar months (the "Shortfall Coverage Test"). For purposes of this paragraph 2, "Net Operating Income" shall mean the "Rents" (as hereafter defined) minus the "Operating Expenses" (as hereafter defined). For purposes of this paragraph 2, the following terms shall have the following meanings:

            A. "Rents" means the annualized rents and expense reimbursements (if any) to be received from tenants of the Property pursuant to leases approved by Lender (unless Lender's approval of any such leases is not required in accordance with paragraph 12 of the Security Instrument) where the tenants are actually paying rent (i.e., any free rent periods must have expired) and such tenants are actually in occupancy.





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            B.   "Operating Expenses" means the greater of (i) the annualized expenses of operating and maintaining the Property which shall include, without limitation, a management fee equal to four percent (4%) of the annualized Rents, or (ii) $494,632. For purposes of calculating Operating Expenses, property tax expenses shall be calculated assuming that all improvements to be built pursuant to plans and specifications delivered to Lender in connection with the Loan have been completed and fully assessed and using the most recent tax rate available (whether certified or not).

            C. "Property" means the land described on Exhibit A to the Security Deed together with all buildings and improvements constructed thereon or to be constructed thereon pursuant to plans and specifications delivered to Lender in connection with the Loan and together with all appurtenances thereto.


Items to be included in the calculation of Rents and Operating Expenses shall be as reasonably determined by Lender. At any time that request is made for a release of the Letter of Credit, Borrower shall deliver to Lender such information as Lender may request with respect thereto including, without limitation, (i) a current rent roll certified to be true and correct by Borrower, (ii) if requested by Lender, true and complete copies of all fully executed leases which are being used to satisfy the criteria for release, (iii) unconditional certificates of occupancy for any completed buildings if not previously delivered, (iv) actual operating statements for the Property identifying all expenses of operating and maintaining the Property.

         3.      Lender may draw upon the Letter of Credit (a) if within nine
(9) months from the date hereof Borrower has not delivered to Lender evidence satisfactory to lender that the Shortfall Coverage Test has been satisfied, (b) if there is a default or event of default under the Loan Documents which is not cured within any applicable notice and/or cure period, or (c) if Borrower is in default of its agreements under paragraph 5 below. The drawing of proceeds shall not constitute an election of remedies hereunder or under the Loan Documents, all of which remedies are cumulative and the exercise of any one or more remedies shall be without prejudice as to the right to exercise any other remedy available under the Loan Documents, at law or in equity.

         4. If Lender draws down the proceeds of the Letter of Credit as provided in paragraph 3, Lender, shall apply such proceeds in such order as Lender may determine in its sole discretion (a) to the payment of the costs and expenses, including compensation to Lender, its agents and counsel for reasonable expenses actually incurred in connection with such draw, and (b) to the payment of the indebtedness evidenced by the Note or secured by the Security Deed (including principal, interest and fees). Any such moneys applied to the payment of the indebtedness evidence by the Note or secured by the Security Deed shall be applied at par (i.e., there shall be no prepayment premium associated therewith), shall be applied against payments due under the Note or the Security Deed in the inverse order of maturity, and shall not suspend or otherwise affect payments due under the Note or the Security Deed.

         5. Borrower and Applicant agree that upon any sale or transfer of the Loan by Lender, Lender shall deliver the Letter of Credit to the purchaser or transferee who shall thereupon become vested with all the powers and rights given to Lender or if the Letter of Credit is not by its terms freely assignable to any such purchaser or other transferee, then Borrower shall, upon demand of Lender, obtain (or cause to be obtained) a replacement or renewal Letter of Credit in the name of such purchaser or other transferee; provided, however, the rights of each purchaser or transferee to the Letter of Credit shall be subject to the provisions of this Agreement. Lender shall not otherwise assign or transfer the Letter of Credit.

         6. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective heirs, legal representatives, successors and





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assigns. This Agreement shall be interpreted, construed and enforced according to the laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed under seal by persons duly authorized thereunto, as of the day and year first above written.

                                              NATIONWIDE:
                                              -----------

                                              NATIONWIDE LIFE INSURANCE COMPANY

                                              By:  /s/ Robert H. McNaghten
                                                   -----------------------
                                                   Name: Robert H. McNaghten
                                                   Title:   Vice President


                                              WEST COAST:
                                              -----------

                                              WEST COAST LIFE INSURANCE COMPANY

                                              By:  /s/ Robert H. McNaghten
                                                  ------------------------
                                                   Name: Robert H. McNaghten
                                                   Title:   Vice President



                                              BORROWER:
                                              --------

                                              Roberts Properties Residential,
                                                     L.P., a Georgia
                                                     limited partnership

                                              By:    Roberts Realty Investors,
                                                     Inc., its sole General
                                                     Partner


                                                   By: /s/ Charles S. Roberts
                                                      -----------------------
                                                      Name:  Charles S. Roberts
                                                      Title:  President


                                                         [CORPORATE SEAL]





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